                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the Registrant.....................................................[X]
Filed by a Party other than the Registrant..................................[ ]


Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12


                                  Navidec, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:
          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
          ---------------------------------------------------------------------

     (5)  Total fee paid:
          ---------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

    ---------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------


(3) Filing party:

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(4) Date filed:

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



                                  NAVIDEC, INC.
                             FIDDLER'S GREEN CENTER
                           6399 FIDDLER'S GREEN CIRCLE
                                    SUITE 300
                        GREENWOOD VILLAGE, COLORADO 80111

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD NOVEMBER 14, 2001 AT 12:00 P.M.

To the Shareholders of NAVIDEC, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of NAVIDEC, INC., a Colorado corporation (the "Company"), will be held at the Company's offices, Fiddler's Green Center, 6399 Fiddler's Green Circle, Suite 300, Greenwood Village, Colorado 80111 at 12:00 P.M. on November 14, 2001, or at any adjournment or postponement thereof, for the following purposes:

         1.       To vote upon the election of directors; and

         2. To transact such other business as may properly come before the meeting and any adjournments thereof.

         Details relating to these matters are set forth in the attached Proxy Statement. All shareholders of record as of the close of business on October 12, 2001 will be entitled to notice of, and to vote at, such meeting or at any adjournment or postponement thereof.

         Also enclosed is a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. PROXIES ARE REVOCABLE AT ANY TIME PRIOR TO THEIR BEING VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY APPEARANCE AT THE ANNUAL MEETING TO VOTE IN PERSON AND GIVING NOTICE OF SUCH REVOCATION. THE DELIVERY OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                        By order of the Board of Directors


                                        J. Ralph Armijo
                                        President and Director

October 15, 2001

                                  NAVIDEC, INC.
                                     C/O CSI
                                  P.O. BOX 1596
                              DENVER, CO 80201-1596
                                 (303) 234-5300

                                 PROXY STATEMENT

                    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                         NOVEMBER 14, 2001 AT 12:00 P.M.

         This Proxy Statement is furnished in connection with the solicitation of proxies by the BOARD OF DIRECTORS of NAVIDEC, INC. (the "Company"), a Colorado corporation, to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at the Company's offices, Fiddler's Green Center, 6399 Fiddler's Green Circle, Suite 300, Greenwood Village, Colorado 80111, at 12:00 P.M. on November 14, 2001, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and accompanying form of Proxy will be first mailed or given to all shareholders of the Company on or about October 15, 2001. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast FOR the proposals presented. The vote of a majority of the shares represented at the meeting in person or by proxy will be required to enact any or all of the proposals.

         Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting that the proxy be returned.

         All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by Officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries.

         Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held on the record date by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The close of business on October 12, 2001, has been fixed by the Board of Directors of the Company as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of October 1, 2001, there were outstanding 11,669,467 shares of the Company's no par value common stock (hereinafter referred to as the "Common Stock"), each of which entitles the holder thereof to one vote per share on each matter which may come before the meeting. Cumulative voting is not permitted. The Company has no other class of voting securities outstanding. In accordance with Article II,
Section 6 of the Company's Amended and Restated Bylaws, a list of shareholders of record entitled to vote at the meeting will be available for examination by any shareholder for any purpose germane to the meeting, beginning on

October 17, 2001 and continuing until the Annual Meeting, during normal business hours at the offices of Navidec, Inc., 6399 Fiddler's Green Circle, Suite 300, Greenwood Village, Colorado 80111. The list will also be available at the Annual Meeting.

         A majority of the issued and outstanding shares of the Company's Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum at any shareholders' meeting. If a quorum is present, the affirmative vote of a majority of shares represented in person or by proxy will be required to approve the matters upon which the shareholders are to vote. Accordingly, any shares present but not voted shall have the same effect as shares voted against approval.

                              NOMINEES FOR DIRECTOR

         The Company's Board of Directors currently consists of five members. All directors hold office until the next annual meeting of the Company's shareholders and their successors are elected and qualified. The nominees for the directors to be elected at the Annual Meeting are the following current directors of the Company: J. Ralph Armijo, Patrick R. Mawhinney, Andrew Davis, Lloyd G. Chavez, Jr. and Gerald A. Marroney.

         The proxies will be voted for the nominees for director unless a contrary specification is made in the proxy. All nominees have indicated their willingness to serve as directors of the Company. However, if any nominee is unable or should decline to serve as a director, it is the intention of the person named in the proxy to vote for such other person as he in his discretion shall determine.

         THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF NOMINEES NAMED BELOW.

         The following table sets forth, with respect to each nominee for director, the nominee's age, his positions and offices with the Company, and the year in which he first became a director of the Company. Individual background information concerning each of the nominees follows the table.

Name                                   Age               Position                   Period from Which Served
----                                   ---               --------                   ------------------------

J. Ralph Armijo                        49       President, Chief Executive                    7/93
                                                   Officer and Director

Patrick R. Mawhinney                   37        Chief Financial Officer,                     7/96
                                                  Treasurer and Director

Andrew S. Davis                        48                Director                             4/97

Lloyd G. Chavez, Jr.                   52                Director                             4/97

Gerald A. Marroney                     49                Director                             4/97


         J. RALPH ARMIJO has served as our President, Chief Executive Officer and as one of our directors since our inception in 1993. From June 1999 until October 2000, Mr. Armijo served as the Chairman of the Board of DriveOff.com, Inc. From 1981 to 1993, Mr. Armijo was employed by Tektronix, Inc., a communications company which also produces testing and measuring equipment, most recently as its Western Regional Manager. From 1976 to 1981, Mr. Armijo was employed by

IBM Corporation, where he sold computerized accounting and financial applications to small and medium-sized businesses. Mr. Armijo received his B.A. from Colorado College and his M.B.A. from the University of California, Los Angeles.

         PATRICK R. MAWHINNEY has served as our Chief Financial Officer, Treasurer and as a director since July 1996. Mr. Mawhinney served as our Secretary from August 1999 until July 2001. Prior to that he served as the President of Interactive Planet, Inc. from its inception in May 1995 until its merger with the Company in July 1996. From May 1995 until May 1996, Mr. Mawhinney also served as a financial/accounting consultant for MIS/Sunguard, a provider of accounting and investment software. Mr. Mawhinney was employed as an Assistant Vice President of The Bank of Cherry Creek from November 1993 to May 1995. He received his B.S. from Colorado State University.

         ANDREW S. DAVIS has served as a director since April 1997. Mr. Davis has served as Director of Global & Strategic Sales for InFocus Systems, Inc., a manufacturer of high resolution projection systems since November 1997. Mr. Davis served as our Vice President of Sales and Marketing from May 1996 until November 1997. From January 1994 to May 1996, Mr. Davis was manager of wholesale distribution at InFocus Systems. From September 1982 to January 1994, Mr. Davis held various sales and marketing positions at Tektronix, Inc., including Director of Marketing for the Interactive Technologies Division. Mr. Davis attended the University of Denver where he studied business management and marketing.

         LLOYD G. CHAVEZ, JR. has served as a director since April 1997. He has been a director of the Burt Group of automobile dealerships in Denver, Colorado since 1988 and director of Automotive Markets of the Burt Group since 1994. From 1983 to 1994, Mr. Chavez was Vice President of Fort Dodge Laboratories, a subsidiary of American Home Products, where he was responsible for business acquisitions, new products and technologies, intellectual property acquisitions, strategic planning and market research. From 1982 to 1983, Mr. Chavez held the position of Vice President of General Genetics Corporation, where he was responsible for management of biological and pharmaceutical research and development. Mr. Chavez received his B.A. from the University of Colorado, his M.A. from Denver Seminary, his Ph.D. from the University of Virginia and was a post-doctoral Fellow in Chemistry at Cornell University.

         GERALD A. MARRONEY has served as a director since April 1997. He has served as a State of Colorado District Court Judge in Pueblo County, Colorado since 1990. Before that time he was a practicing attorney in Pueblo, Colorado. Mr. Marroney received his B.S. from Southern Colorado State College and his J.D. from Oklahoma City University.

         None of the Company's directors are related to any other director or executive officer. None of the Company's directors hold any directorships in any other public company.

MEETINGS OF THE BOARD

         During 2000, the full Board of Directors met seven times. No director attended less than 75% of the total of Board of Directors and committee meetings held during the director's tenure on the Board of Directors and its committees.

DIRECTOR COMPENSATION

         None of the Company's directors received any compensation during the most recent fiscal year for serving in their position as a director. Outside members of the Board of Directors received options to purchase 10,000 shares of Common Stock issued under the Company's stock option plan.

COMMITTEES AND MEETINGS

         The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a standing nominating committee or other committee performing similar functions.

AUDIT COMMITTEE REPORT

         The Audit Committee assists the Board of Directors in fulfilling its responsibilities for financial reporting by the Company. Pursuant to its charter adopted by the Board of Directors on June 1, 2000, the Audit Committee makes recommendations as to the engagement and fees of the independent auditors, reviews the preparations for and the scope of the audit of the Company's annual financial statements, reviews drafts of such statements and monitors the functioning of the Company's accounting and internal control systems by meeting with representatives of management, the independent auditors and the internal auditors. Members of the Audit Committee are Messrs. Chavez, Marroney and Mawhinney. Messrs. Chavez and Marroney are independent (as independence is defined in Rule 4200(a)(15) of the NASD's listing standards). Mr. Mawhinney is not independent (as independence is defined in Rule 4200(a)(15) of the NASD's listing standards) and will be replaced with an independent member as soon as practicable. The Audit Committee met three times during 2000 to review the audit plan and the results of the audit and to plan and recommend auditors for the next audit. All members of the Audit Committee attended each meeting.

         On October 3, 2001, the Audit Committee met to discuss the fourth quarter earnings.

         On October 3, 2001, the Audit Committee met with members of the Andersen LLP f/k/a Arthur Andersen LLP engagement team to review the results of the 2000 audit. During this meeting, the Audit Committee discussed the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) and Statement on Auditing Standards No. 1 with Andersen LLP. Andersen LLP delivered the written disclosures and letter required by Independence Standards Board Standard No. 1. This Standard requires auditors to communicate, in writing, at least annually, all relationships between the auditors and the Company that, in the auditor's professional judgement, may reasonably be thought to affect the auditor's independence. The Audit Committee has received this disclosure and discussed with Andersen LLP its independence from the Company. In addition, the Audit Committee discussed the audited financial statements for 2000 and the results of the audit with the Company's management. Based upon its meetings with members of the Andersen LLP engagement team and its review of the audited financial statements, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

         AUDIT COMMITTEE

         Lloyd G. Chavez

         Gerald A. Marroney

         Patrick R. Mawhinney

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee's primary function is to oversee the administration of the Company's employee benefit plans and to establish the Company's compensation policies. The Compensation Committee recommends to the Board of Directors the compensation arrangements for senior management and directors, adoption of compensation plans in which officers and directors are eligible to participate, and the granting of stock options or other benefits under compensation plans. The Compensation Committee, comprised of Messrs. Chavez, Marroney, and Mawhinney, met one time during 2000. All members of the Compensation Committee attended the meeting.

          The Company's employee compensation policy is to offer a package including a competitive salary, an incentive bonus based upon individual performance goals, competitive benefits, and an efficient workplace environment.

         The Company's compensation policy for officers is similar to that for other employees, and is designed to promote excellent performance and attainment of corporate and personal goals.

         The Compensation Committee of the Board of Directors reviews and approves individual officer salaries, bonuses and stock option grants. The Committee also reviews stock option grant programs for non-officer and officer employees.

         Officers of the Company are paid salaries in line with their responsibilities. These salaries are structured so they are comparable with salaries paid by the Company's competitors. Officers also participate in a Bonus Plan. Each officer is eligible to receive a discretionary bonus based upon individually established performance goals. Officers (and other employees) are also eligible to receive stock option grants, which are intended to promote success by aligning employee financial interests with long-term shareholder value. Stock option grants are based on various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and prior option grants.

         The Compensation Committee annually reviews and approves the compensation of Ralph Armijo, our Chief Executive Officer. Mr. Armijo participates in a Bonus Plan. His bonus is tied to corporate revenue and profit goals, which are reviewed by the Compensation Committee, to provide incentives for superior corporate performance. In addition, Mr. Armijo is a significant shareholder in the Company; to the extent his performance translates into an increase in the value of the Company's Common Stock, all shareholders, including Mr. Armijo, share the benefit.

COMPENSATION COMMITTEE

         Lloyd G. Chavez

         Gerald A. Marroney

         Patrick R. Mawhinney

INFORMATION CONCERNING EXECUTIVE OFFICERS

         The executive officers of the Company as of the date of this Proxy Statement, other than Messrs. Armijo and Mawhinney, are identified below, together with information regarding the business experience of such officers. Information regarding the business experience of Messrs. Armijo and Mawhinney is set forth above under the heading "NOMINEES FOR DIRECTOR". Each executive officer is elected annually by the Company's Board of Directors and serves at the pleasure of the Board of Directors.

NAME                                                 AGE                 POSITION
----                                                 ---                 --------

Michael Wager....................................    50                  Chief Operating Officer

Hal Anderson.....................................    37                  Executive Vice President -Solution
                                                                         Delivery

Richard Winston..................................    41                  Vice President, General Counsel and
                                                                         Secretary

         MICHAEL WAGER has served as Chief Operating Officer since July 2001. Mr. Wager served as the Company's Executive Vice President of Business Development from March 2000 until July 2001. Mr. Wager was a partner of the Cleveland-based law firm Benesch, Friedlander, Coplan and Aronoff LLP from June 1989 to December 2000. Mr. Wager also served as chairman and founder of Ebusiness and Ecapital Group LLC, which specialized in consulting services for new web-based businesses, including venture capital financings. Mr. Wager has served as a director and trustee of numerous public and private companies as well as philanthropic organizations. Mr. Wager received a B.A. from The American University, his M.A. from Columbia University and his J.D. from New York University School of Law.

         HAL ANDERSON has served as Executive Vice President of Operations since November 2000. Prior to that, Mr. Anderson was the Vice President of Technology for DriveOff.com, Inc., an automotive solutions practice that was created by the Company and sold to MSN Carpoint in September 2000. Mr. Anderson originally joined the Company in 1995 as the Vice President of Business Development. Prior to that, Mr. Anderson worked for US West Communication. Mr. Anderson received his B.A. from the University of Arizona and his MBA from the University of Denver.

         RICHARD WINSTON, JR. has served as Vice President and General Counsel since April 2000, and as Corporate Secretary since July 2001. Mr. Winston was the General Counsel and Director of Business Development for DriveOff.com, Inc., an automotive solutions practice that was created by the Company and sold to MSN CarPoint in September 2000. Mr. Winston originally joined DriveOff.com, Inc. in 1999. Prior to that Mr. Winston served as Corporate Counsel for Franchise Development at Waffle House, Inc. Mr. Winston received his B.A. from the University of Michigan and his J.D. from Vanderbilt University School of Law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under U.S. securities laws, directors, certain executive officers and persons holding more than 10 percent of the Company's common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for those reports and the Company must identify in this report those persons who did not file those reports when due. Based solely on the Company's review of copies of the reports filed with the SEC in the most recent fiscal year and written representations of its directors and executive officers:

         Mr. Bero timely filed a Form 4 in April 2000 in connection with the exercise of his options, which represent his only securities in the Company.

         Except as set forth above, the Company believes that its current officers and directors are in compliance with Section 16(a).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During 2000, the Company retained Benesch, Friedlander, Coplan & Aronoff LLP, of which firm Michael Wager, our Chief Operating Officer, was a partner during 2000, to perform legal services for the Company. The Company paid $546,352 in fees and expenses to Benesch, Friedlander, Coplan & Aronoff LLP in 2000 for the performance of legal services for the Company.

         Although the foregoing transaction was determined without arm's length negotiations and involved conflicts of interest between the interests of the related party and the Company, the Company believes that the transaction was entered into on terms no less favorable to the Company than could have been obtained from independent third parties.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the annual compensation paid during the last three fiscal years to the Company's Chief Executive Officer and other executive officers of the Company serving at the end of the last completed fiscal year.


-----------------------------------------------------------------------------------------------------------------------
                                                           Annual Compensation               Long-Term Compensation
                                                   --------------------------------------------------------------------
                                                                                                    Awards
                                                                                         ------------------------------
                                                                                                        Securities
                                                                                                        Underlying
Name and Principal Position          Year            Salary                Bonus                     Options/SARs(#)
-----------------------------------------------------------------------------------------------------------------------
J. Ralph Armijo,                     2000           $288,000             $125,000                      0
  President and CEO                  1999           $214,000              $61,825                  150,000(1)
                                     1998           $172,133                $0                     146,000(1)

-----------------------------------------------------------------------------------------------------------------------
Ken Bero,                            2000           $190,000              $49,000                      0
  EVP - Sales and Marketing          1999           $150,000              $42,952                      0
                                     1998           $104,706              $25,000                  125,000(2)
-----------------------------------------------------------------------------------------------------------------------
Greg Hanchin,                        2000           $150,000              $36,000                      0
  VP Sales                           1999           $150,000              $40,906                  20,000(3)
                                     1998            $78,750              $49,424                  50,000(3)
-----------------------------------------------------------------------------------------------------------------------
Pat Mawhinney,                       2000           $167,000             $100,000                      0
  CFO                                1999           $135,000              $21,459                  50,000(4)
                                     1998            $87,000              $12,583                  57,000(4)

-----------------------------------------------------------------------------------------------------------------------
Hal Anderson                         2000           $181,000              $40,000                      0
  EVP - Bus. Operations              1999           $108,000              $40,000                      0
                                     1998           $ 87,000              $24,000                  50,000 (5)
-----------------------------------------------------------------------------------------------------------------------
Michael Wager,                       2000         $135,000 (6)            $30,000                      0
  EVP - Bus. Dev.
-----------------------------------------------------------------------------------------------------------------------


(1) The number indicated represents the number of shares of common stock underlying stock options granted to Mr. Armijo during 1998 and 1999.

(2) The number indicated represents the number of shares of common stock underlying stock options granted to Mr. Bero during 1998.

(3) The numbers indicated represent the number of shares of common stock granted to Mr. Hanchin during 1998 and 1999.

(4) The numbers indicated represent the number of shares of common stock underlying stock options granted to Mr. Mawhinney during 1998 and 1999.

(5) The numbers indicated represent the number of shares of common stock underlying stock options granted to Mr. Anderson during 1998.

(6) Mr. Wager commenced working with the Company in March 2000, and as such, the preceding table only reflects nine months of service.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         For the fiscal year ending December 31, 2000, no individual grants of stock options were made to the Company's Chief Executive Officer or any other executive officers. The Company has issued no stock appreciation rights.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

         The following table sets forth information concerning each exercise of stock options during the year ended December 31, 2000 by the Company's Chief Executive Officer and the other named executive officers, and the fiscal year-end value of unexercised options held by him.

                                                                Number of Securities
                                                               Underlying Unexercised        Value of Unexercised
                                                               Options/SARs at FY-End     In-The-Money Options/SARs
                        Shares Acquired                           (#) Exercisable/        at FY-End ($) Exercisable/
Name                    on Exercise (#)   Value Realized($)        Unexercisable              Unexercisable (1)
----                    ---------------   -----------------        -------------              -----------------

Ralph Armijo                   0                  0               146,000/150,000                   $0/$0

Ken Bero                       0                  0                  125,000/0                      $0/$0

Greg Hanchin                   0                  0                   70,000/0                      $0/$0

Pat Mawhinney                  0                  0                57,000/50,000                    $0/$0

Michael Wager                  0                  0                     0/0                         $0/$0

(1) The value indicated was calculated by determining the difference between the fair market value of the Company's Common Stock underlying the stock options on December 31, 2000 and the exercise price of those options.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

         The Company entered into an Employment Agreement with Mr. Armijo effective March 9, 2000. The term of that agreement is for two years and it renews automatically for successive additional one-year periods provided that neither Mr. Armijo nor the Company provide the other with notice of their intent not to renew the agreement at least thirty days before the anniversary date of the agreement. Mr. Armijo's current annual salary under the agreement is $285,000 and his salary is reviewed annually. The agreement also provides that Mr. Armijo will be paid an annual bonus. In the event that Mr. Armijo's employment were to be terminated without "Cause" by the Company, as defined in the agreement, then the Company must pay Mr. Armijo severance payments (the "Severance Payments"). The Severance Payments will be equal to two times Mr. Armijo's then effective annual salary, plus two times the annual bonus paid or payable for the most recently completed fiscal year during the term of the agreement, plus the continuation of all "Benefits" that Mr. Armijo is entitled to under Company plans, as defined in the agreement, for two years and the immediate vesting of all of Mr. Armijo's non-vested options for shares of the Company's capital stock. If Mr. Armijo's employment were terminated without Cause, including termination due to a change in control, as of March 30, 2001, Mr. Armijo would receive $820,000.

         The Company entered into an Employment Agreement with Mr. Anderson effective January 30, 2001. The term of that agreement is for two years and it renews automatically for successive additional one-year periods provided that neither Mr. Anderson nor the Company provide the other with notice of their intent not to renew the agreement at least thirty days before the anniversary date of the agreement. Mr. Anderson's current annual salary under the agreement is $185,000 and his salary is reviewed annually. The agreement also provides that Mr. Anderson will be paid an annual bonus. In the event that Mr. Anderson's employment were to be terminated without "Cause" by the Company, as defined in the agreement, then the Company must pay Mr. Anderson severance payments (the "Severance Payments"). The Severance Payments will be equal to Mr. Anderson's then effective annual salary, plus the annual bonus paid or payable for the most recently completed fiscal year during the term of the agreement, plus the continuation of all "Benefits" that Mr. Anderson is entitled to under Company plans, as defined in the agreement, for one year and the immediate vesting of all of Mr. Anderson's non-vested options for shares of the Company's capital stock. If Mr. Anderson's employment were terminated without Cause, including termination due to a change in control, as of March 30, 2001, Mr. Anderson would receive $210,000.

         The Company entered into an Employment Agreement with Mr. Bero effective March 9, 2000. The term of that agreement is for two years and it renews automatically for successive additional one-year periods provided that neither Mr. Bero nor the Company provide the other with notice of their intent not to renew the agreement at least thirty days before the anniversary date of the agreement. Mr. Bero's current annual salary under the agreement is $150,000 and his salary is reviewed annually. The agreement also provides that Mr. Bero will be paid an annual bonus. In the event that Mr. Bero's employment were to be terminated without "Cause" by the Company, as defined in the agreement, then the Company must pay Mr. Bero severance payments (the "Severance Payments"). The Severance Payments will be equal to Mr. Bero's then effective annual salary, plus the annual bonus paid or payable for the most recently completed fiscal year during the term of the agreement, plus the continuation of all "Benefits" that Mr. Bero is entitled to under Company plans, as defined in the agreement, for one year and the immediate vesting of all of Mr. Bero's non-vested options for shares of the Company's capital stock. If Mr. Bero's employment were terminated without Cause, including termination due to a change in control, as of March 30, 2001, Mr. Bero would receive $150,000.

         The Company entered into an Employment Agreement with Mr. Mawhinney effective March 9, 2000. The term of that agreement is for two years and it renews automatically for successive additional one-year periods provided that neither Mr. Mawhinney nor the Company provide the other with notice of their intent not to renew the agreement at least thirty days before the anniversary date of the agreement. Mr. Mawhinney's current annual salary under the agreement is $170,000 and his salary is reviewed annually. The agreement also provides that Mr. Mawhinney will be paid an annual bonus. In the event that Mr. Mawhinney's employment were to be terminated without "Cause" by the Company, as defined in the agreement, then the Company must pay Mr. Mawhinney severance payments (the "Severance Payments"). The Severance Payments will be equal to two times Mr. Mawhinney's then effective annual salary, plus two times the annual bonus paid or payable for the most recently completed fiscal year during the term of the agreement, plus the continuation of all "Benefits" that Mr. Mawhinney is entitled to under Company plans, as defined in the agreement, for two years and the immediate vesting of all of Mr. Mawhinney's non-vested options for shares of the Company's capital stock. If Mr. Mawhinney's employment were terminated without Cause, including termination due to a change in control, as of March 30, 2001, Mr. Mawhinney would receive $540,000.

         The Company entered into an Employment Agreement with Mr. Wager effective October 2, 2000. The term of that agreement is for two years and it renews automatically for successive additional one-year periods provided that neither Mr. Wager nor the Company provide the other with notice of their intent not to renew the agreement at least thirty days before the anniversary date of the agreement. Mr. Wager's current annual salary under the Agreement is $190,000 and his salary is reviewed annually. The agreement also provides that Mr. Wager will be paid an annual bonus. In the event that Mr. Wager's employment were to be terminated without "Cause" by the Company, as defined in the agreement, then the Company must pay Mr. Wager severance payments (the "Severance Payments"). The Severance Payments will be equal to two times Mr. Wager's then effective annual salary, plus two times the annual bonus paid or payable for the most recently completed fiscal year during the term of the agreement, plus the continuation of all "Benefits" that Mr. Wager is entitled to under Company plans, as defined in the agreement, for two years and the immediate vesting of all of Mr. Wager's non-vested options for shares of the Company's capital stock. If Mr. Wager's employment were terminated without Cause, including termination due to a change in control, as of March 30, 2001, Mr. Wager would receive $500,000.

401(k) PLAN

         The Company has a 401(k) profit sharing plan. Eligible employees may make voluntary contributions to the plan. The amount of employee contributions is limited as specified in the plan. The Company may, at its discretion, make additional contributions to the plan. The Company did not make any contributions in 2000.

STOCK OPTION PLAN

         The Company's officers and directors may receive stock options issued under the Company's stock option plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Patrick Mawhinney, our Chief Financial Officer, served as a member of the Company's Compensation Committee for the fiscal year ended December 31, 2000.

                          COMPARATIVE STOCK PERFORMANCE

         The following graph compares the cumulative total stockholder return on the Company's Common Stock from February 12, 1997 (the date the Company's Common Stock was first traded in a public market) through December 31, 2000 with the cumulative total return on (1) the NASDAQ Composite Index and (2) the Goldman Sachs Technology Index (GSTI) - Services Index. The comparison assumes the investment of $100 on February 12, 1997 in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of old dividends.

         The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's Common Stock.

                                    [GRAPH]




                              TOTAL RETURN ANALYSIS


                                02/13/97     12/31/97      12/31/98      12/31/99     12/31/00
                                --------     --------      --------      --------     --------

Navidec, Inc.                       $100       $73.86        $92.05       $218.18       $44.33
NASDAQ Composite Index              $100      $114.56       $159.96       $296.85      $177.51
Goldman Sachs Technology            $100      $113.60       $141.60       $177.56      $110.26
Index

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including the Proxy Statement, in whole or in part, the Performance Graph set forth in this Proxy Statement shall not be deemed to be incorporated by reference into any such filings.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of July 20, 2001, concerning the beneficial ownership of the Company's Common Stock by each person who beneficially owns more than five percent of the Company's Common Stock; by each of the Company's executive officers and directors; and by all executive officers and directors as a group. The percentage calculations are based on 11,644,467 shares outstanding.


Name and Address of                  Amount and Nature of
Beneficial Owner(2)                  Beneficial Ownership      Percent of Class
-------------------                  --------------------      ----------------

J. Ralph Armijo                          805,649(3)                    6.9%

Patrick R. Mawhinney                     156,357(3)                    1.3%

Kenneth P. Bero                          118,201(3)                    1.0%

Greg Hanchin                             20,000(3)                     (1)

Michael Wager                            165,300(3)                    1.4%

Andrew Davis                             41,250(3)                     (1)

Lloyd G. Chavez, Jr.                     34,250(3)(4)                  (1)

Gerald A. Marroney                       30,000(3)                     (1)

All directors and executive officers     1,371,007                    11.7%
as a Group (Eight Persons)

Wells Fargo & Company WFC Holdings       1,081,481(5)(6)               9.3%
Corp.
     420 Montgomery St.
     San Francisco, CA 94104

Palo Alto Investors, LLC                 1,503,700(5)(7)              12.9%
Palo Alto Investors
     470 University Ave.
     Palo Alto, CA 94301

Rule 13d-3 under the Securities Exchange Act of 1934, provides the determination of beneficial owners of securities. That rule includes as beneficial owners of securities, any person who directly or indirectly has, or shares, voting power and/or investment power with respect to such securities. Rule 13d-3 also includes as a beneficial owner of a security any person who has the right to acquire beneficial ownership of such security within sixty days through means, including, the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(1)      Less than one percent.

(2) Except as indicated herein, the business address for each person is 6399 S. Fiddler's Green Circle, Suite 300 Greenwood Village, CO 80111.

(3) The number of shares indicated includes shares of common stock underlying options that are currently exercisable, as of July 20, 2001 which are held by the following persons in the amounts indicated: Mr. Armijo (146,000); Mr. Mawhinney (57,000); Mr. Bero (75,000); Mr.
         Hanchin (20,000); Mr. Davis (30,000); Mr. Marroney (30,000); and Mr.
         Chavez (30,000).

(4) LGC Management owns 4,250 shares of common stock. Mr. Chavez is President of LGC Management and may be deemed the beneficial owner of such shares.

(5) Represents a beneficial owner of more than 5% of the Common Stock based on the owner's reported ownership of shares of common stock in filings made with the Securities and Exchange Commission pursuant to Section 13(g) of the Securities Exchange Act of 1934. Information with respect to each beneficial owner is as of the date of the most recent filing by the beneficial owner with the Securities and Exchange Commission and is based solely on information contained in such filings.

(6) On October 13, 2000, the shareholders of the Company approved the issuance of non-voting common shares. Subsequently, 701,801 non-voting shares were issued to Wells Fargo upon conversion of a convertible debenture.

(7) William Leland Edwards and Micro Cap Partners, L.P. may be deemed to be the beneficial owners of all or part of the common stock over which Palo Alto Investors, LLC and Palo Alto Investors have investment and/or voting power.

                              SHAREHOLDER PROPOSALS

         The Company plans to hold the 2002 Annual Meeting of Shareholders in November of 2002. Proposals of shareholders intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company at its principal executive offices, 6399 Fiddler's Green Circle, Suite 300, Greenwood Village, Colorado 80111, on or before June 17, 2002 in order to be eligible for inclusion in the Company's Proxy Statement and form of Proxy.

         In order for a shareholder proposal which is not intended to be included in Navidec's Proxy Statement or form of Proxy to be considered timely for the 2002 Annual Meeting, the shareholder proposal must be received by the Company no later than August 31, 2002.

                     ANNUAL REPORTS AND FINANCIAL STATEMENTS

         The annual report on Form 10-K of Navidec for the fiscal year ended December 31, 2000 is being furnished simultaneously herewith. Such report and the financial statements included therein are not to be considered a part of this proxy statement.

         Upon the written request of any stockholder, management will provide, free of charge, a copy of the exhibits to Navidec's annual report on Form 10-K for the fiscal year ended December 31, 2000. Requests should be directed to Secretary, Navidec, Inc., 6399 Fiddler's Green Circle, Suite 300, Greenwood Village, Colorado 80111. You may also access and read our SEC filings, including exhibits to our annual report on Form 10-K for the fiscal year ended December 31, 2000, through the SEC's Internet site at www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has selected Andersen LLP to continue as its independent public accountants for the fiscal year ending December 31, 2001. Representatives of Andersen LLP are not expected to attend the Annual Meeting and will not have an opportunity to make a statement or to respond to questions from stockholders.

         The aggregate fees related to work performed by Andersen LLP for (1) auditing the Company's annual consolidated financial statements for fiscal year 2000 and performing reviews of the consolidated financial statements included in our Form 10-Q for each of the first three quarters in fiscal year 2001, (2) providing financial information systems design and implementation services, and
(3) all other services rendered during fiscal year 2001, are as follows:

         Audit Fees...............................................$115,000

         Financial Information Systems
                  Design and Implementation Fees........................$0

         All Other Fees............................................$10,000


         The Audit Committee has determined that the services provided by Andersen LLP to the Company that were not related to the audit of the Company's financial statements were at all relevant times compatible with that firm's independence.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this Proxy Statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.




                                       By Order of the Board of Directors

                                       /s/ J. Ralph Armijo
                                       J. RALPH ARMIJO
                                       Chief Executive Officer, President
                                       and Director
October 15, 2001                       NAVIDEC, INC.

        [DOWN ARROW GRAPHIC]  FOLD AND DETACH HERE  [DOWN ARROW GRAPHIC]
 ................................................................................

                                     PROXY

The undersigned shareholder of NAVIDEC, Inc., a Colorado corporation, hereby appoints Ralph Armijo, President and Chief Executive Officer of NAVIDEC, Inc., my proxy to attend and represent me at the annual meeting of the shareholders of the corporation to be held at the Company's offices, Fiddler's Green Center, 6399 Fiddler's Green Circle, Suite 300, Greenwood Village, Colorado 80111, at 12:00 P.M. on November 14, 2001, and at any adjournment thereof, and to vote my shares on any matter or resolution that may come before the meeting and to take any other action which I could personally take if present at the meeting.

      PLEASE RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                         (TO BE SIGNED ON REVERSE SIDE)

                                                             SEE REVERSE
                                                                 SIDE

        [DOWN ARROW GRAPHIC]  FOLD AND DETACH HERE  [DOWN ARROW GRAPHIC]
 ................................................................................

            PLEASE MARK YOUR
     [X]    VOTES AS IN THIS
            EXAMPLE.

Management has nominated the five following persons to stand for election.

                   FOR    WITHHELD

 1.  Election of   [ ]      [ ]    NOMINEES:  Ralph Armijo, Andrew Davis, Patrick
     Directors:                               Mawhinney,
                                              Lloyd G. Chavez, Jr., and
                                              Gerald A. Marroney
                                              Other(s):

YOU MAY VOTE "FOR" OR YOU MAY WITHHOLD YOUR VOTE FROM ANY OF THOSE PERSONS NOMINATED
AND VOTE "FOR" A PERSON NOMINATED BY OTHERS OR WRITE IN YOUR OWN NOMINEE.

--------------------------------------------------------------------------------------

     FAILURE TO CHECK ANY OF THESE BOXES FOR EACH PROPOSAL WILL GIVE RALPH ARMIJO THE AUTHORITY TO VOTE THE PROXY AT HIS DISCRETION. THIS PROXY GIVES AUTHORITY TO MY PROXY TO VOTE FOR ME ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THIS MEETING.

Shares Owned             Date
              ---------        ---------            --------------------------------
                                             (Sign exactly as name appears on certificate)

                                                              Date
     --------------------------------------------------             ---------
                 Signature if held jointly